Exhibit 21

GREATER BAY BANCORP

ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED 12/31/05

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Organization

Direct Subsidiaries:
ABD Insurance & Financial Services	California
Greater Bay Bank, National Association*	United States
Pacific Business Funding Corporation	California
GBB Capital II	Delaware
GBB Capital III	Delaware
GBB Capital IV	Delaware
GBB Capital V	Delaware
GBB Capital VI	Delaware
GBB Capital VII	Delaware

Indirect Subsidiaries:
ABD Financial Services, Inc.	Colorado
Lucini/Parish Insurance Inc.	Nevada
CNB Investment Trust I	Maryland
CNB Investment Trust II	Maryland
Epic Funding Corporation	California
Mid- Peninsula Capital LLC	California
Peninsula Real Estate Corporation	California

*	Greater Bay Bank, National Association conducts business under the following names:

Bank of Petaluma	Greater Bay Trust Company
Bank of Santa Clara	Matsco
Bay Area Bank	Pacific Business Funding
Bay Bank of Commerce	Venture Banking Group
Coast Commercial Bank	Greater Bay Capital
Cupertino National Bank	CAPCO
Golden Gate Bank
Mid-Peninsula Bank
Mt. Diablo National Bank
Peninsula Bank of Commerce
San Jose National Bank